QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.30

Second Amendment to the Second Amended and Restated Limited Liability Company Agreement of HELIO LLC

This Second Amendment to the Second Amended and Restated Limited Liability Company Agreement of Helio LLC is entered into on this 28th day of February 2008 (this "Second Amendment") by and between SK Telecom USA Holdings, Inc., a Delaware corporation, EarthLink, Inc., a Delaware corporation, Helio, Inc., a Delaware corporation, and HELIO LLC, a Delaware limited liability company (the "Operating Company"). All capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Agreement, as defined below.

RECITALS

        WHEREAS, the parties hereto entered into the Second Amended and Restated Limited Liability Company Agreement of Helio LLC, dated November 12, 2007, and subsequently entered into an Amendment to the Second Amended and Restated Limited Liability Company Agreement of HELIO LLC, dated November 16, 2007 (hereinafter referred to collectively as the "Agreement"); and

        WHEREAS, the parties hereto mutually desire to clarify and adjust the impact of certain events on the rights and obligations of the Members of the Operating Company as described in the Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the parties hereto agree and amend the Agreement as follows:

ARTICLE 1
DEFINITIONS

        1.1    Amended Definitions.    For purposes of this Second Amendment and the Agreement, as amended, the following terms shall have the meanings set forth beside them in this Section 1.2 in lieu of the meanings set forth beside such terms in the Agreement:

          "Agreement" shall have the meaning set forth in the Recitals to the Second Amendment, as amended by the Second Amendment and such other amendments thereafter entered into from time to time.

          "Change of Control" shall mean (i) a Management Company Change in Control or (ii) an Operating Company Change in Control.

          "Control" (and "Controlling" and "Controlled"), as used with respect to any Entity, shall mean possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Entity through the ownership of voting securities or by contract.

          "Person" means any human being, firm, corporation, partnership, or other entity. "Person" also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. For purpose of the definition of Change of Control and the defined terms referenced therein, the term "Person" does not include the Management Company, the Operating Company or any of their Affiliates, and the term Person does not include any employee-benefit plan maintained by the Management Company, the Operating Company or any of their Affiliates, or any person or entity organized, appointed, or established by the Management Company, the Operating Company or any of their Affiliates for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a "Person".

        1.2    Additional Definitions.    For purposes of this Second Amendment and the Agreement, as amended, the following terms shall have the meanings set forth beside them in this Section 1.1:

          "Change of Control Date" means the date on which a Change of Control occurs. If any such Change of Control occurs on account of a series of transactions, the "Change of Control Date" is the date of the last of such transactions.

          "Continuing Director" means any member of the Board whose nomination for or election to the Board was recommended or approved by the Initial Members or a majority of the Continuing Directors.

          "Management Company Acquiring Person" means that a Person, considered alone or as part of a "group" within the meaning of Section 13(d)(3) of the Exchange Act, as amended, other than an Initial Member (as identified in the definition of Member) or any Affiliate, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than fifty percent (50%) of the Management Company's then outstanding securities entitled to vote generally in the election of the Board.

          "Management Company Change in Control" means (i) a Person, other than an Initial Member, is or becomes a Management Company Acquiring Person; (ii) holders of the securities of the Management Company entitled to vote thereon approve any agreement with a Person, other than an Initial Member or any Affiliate, (or, if such approval is not required by applicable law and is not solicited by the Management Company, the closing of such an agreement) that involves the transfer of all or substantially all of the Management Company's assets on a consolidated basis; (iii) holders of the securities of the Management Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Management Company, the closing of such a transaction) pursuant to which the Management Company will undergo a merger, consolidation, statutory share exchange or similar event with a Person, other than an Initial Member of any Affiliate, regardless of whether the Management Company is intended to be the surviving or resulting entity after the merger, consolidation, statutory share exchange or similar event, other than a transaction that results in the voting securities of the Management Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% (fifty percent) of the Management Company's voting securities carrying the right to vote in elections of persons to the Management Company's Board, or voting securities of such surviving entity carrying the right to vote in elections of persons to the Board of Directors or similar authority of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute at least half of the number of members of the Board; (v) holders of the securities of the Management Company entitled to vote thereon approve a plan of complete liquidation of the Management Company or an agreement for the liquidation by the Management Company of all or substantially all of the Management Company's assets (or, if such approval is not required by applicable law and is not solicited by the Management Company, the commencement of actions constituting such a plan or the closing of such an agreement); or (vi) the Board adopts a resolution to the effect that, in its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a change in control of the Management Company has effectively occurred. Notwithstanding the foregoing, no event resulting from an initial public offering of securities of the Management Company shall constitute a Management Company Change in Control. The Board shall be entitled to exercise its sole and absolute discretion in exercising its judgment and in the adoption of such resolution, whether or not any such transaction(s) or event(s) might be deemed, individually or collectively, to satisfy any of the criteria set forth in subparagraphs (i) through (v) above.

          "Operating Company Acquiring Person" means that a Person, considered alone or as part of a "group" within the meaning of Section 13(d)(3) of the Exchange Act, as amended, other than an Initial Member or any Affiliate, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than fifty percent (50%) of the Operating Company's then outstanding Membership Units.

          "Operating Company Change in Control" means (i) a Person, other than an Initial Member, is or becomes an Operating Company Acquiring Person; (ii) holders of the Membership Units of the Operating Company entitled to vote thereon approve any agreement with a Person, other than an Initial Member or any Affiliate (or, if such approval is not required by applicable law and is not solicited by the Operating Company, the closing of such an agreement) that involves the transfer of all or substantially all of the Operating Company's assets on a consolidated basis; (iii) holders of the Membership Units of the Operating Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Operating Company, the closing of such a transaction) pursuant to which the Operating Company will undergo a merger, consolidation, statutory share exchange or similar event with a Person, other than an Initial Member or any Affiliate, regardless of whether the Operating Company is intended to be the surviving or resulting entity after the merger, consolidation, statutory share exchange or similar event, other than a transaction that results in the Membership Units of the Operating Company outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% (fifty percent) of the Operating Company's Membership Units, or voting securities of such surviving entity carrying the right to vote in elections of persons to the Board of Directors or similar authority of such surviving entity, outstanding immediately after the closing of such transaction; (iv) holders of the Membership Units of the Operating Company approve a plan of complete liquidation of the Operating Company or an agreement for the liquidation by the Operating Company of all or substantially all of the Operating Company's assets (or, if such approval is not required by applicable law and is not solicited by the Operating Company, the commencement of actions constituting such a plan or the closing of such an agreement). Notwithstanding the foregoing, no event resulting from an initial public offering of securities of the Company shall constitute an Operating Company Change in Control. The Board shall be entitled to exercise its sole and absolute discretion in exercising its judgment and in the adoption of such resolution, whether or not any such transaction(s) or event(s) might be deemed, individually or collectively, to satisfy any of the criteria set forth in subparagraphs (i) through (iv) above.

          "Special Management Services Agreement" shall have the meaning set forth in Section 4.7.

          "Type C Triggering Event Fee" shall have the meaning set forth in Section 4.7.

          "Type C Triggering Event" shall mean (i) a Change of Control, or (ii) an event causing dissolution under Section 13.2.

ARTICLE 2
EFFECT OF TRIGGERING EVENTS

        2.1    Sale of Operating Company.    Section 4.7 of the Agreement is hereby deleted in its entirety and replaced with the following:

          4.7    Effect of a Type C Triggering Event.    Upon the occurrence of a Type C Triggering Event, the Members shall negotiate in good faith and enter into a contract between the Operating Company and the Management Company (the "Special Management Services Agreement"), pursuant to which the Management Company shall provide the additional and special management required by such Type C Triggering Event in return for a one-time fee (the "Type C Triggering Event Fee"). The Type C Triggering Event Fee shall be determined: (i) if in relation to a Change of Control resulting in proceeds to the Operating Company and/or Management Company, based on factors, including, but not limited to, the structure of such transaction, the amount of proceeds generated thereby, and the Total Outstanding Shares at the time of the Type C Triggering Event, and (ii) if otherwise in relation to liquidation and dissolution of the Operating Company and/or Management Company, based on factors, including, but not limited to, the likely liquidation value realizable from the assets of the entity or entities, the anticipated time to completion of the liquidation and dissolution process, and the Total Outstanding Shares at the time of the Type C Triggering Event. The Type C Triggering Event Fee shall be a current obligation of the Operating Company payable prior to any distributions made pursuant to Article 11; if the Type C Triggering Event results in receipt of proceeds by the Operating Company or the Management Company, whether cash, securities or other property, and such proceeds are received prior to the execution of the Special Management Services Agreement, the proceeds shall be placed in escrow until such time as the parties consummate the Special Management Services Agreement. If the parties fail to enter a Special Management Services Agreement within thirty (30) days from the Type C Triggering Event and the Management Company has negotiated in good faith with the Operating Company for the full thirty (30)day period, then, notwithstanding Article 11, including Sections 11.1 and 11.2, if and as applicable, each Member shall receive the same distribution(s) in relation to such Type C Triggering Event as such Member would have been entitled to receive if that Member's Membership Units had been automatically exchanged upon such Type C Triggering Event to Class A Common Stock, consistent with the procedures set forth in Section 15.1.

        2.2    Distributions.    The introduction to Section 11.1 is hereby deleted in its entirety and replaced as follows:

          11.1    Distributions.    Except as otherwise provided in Sections 4.7, 11.2, 11.4, 11.5 and 11.6 below, all distributions to Members with respect to each Fiscal Year shall be made, at such time and in such amounts, if any, as the Management Company shall determine, as follows:

        2.3    Winding Up.    Section 13.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

          13.4    Winding Up.    In the event of the dissolution of the Operating Company for any reason, the Management Company shall proceed promptly to wind up the affairs and liquidate the assets of the Operating Company. Subject to Section 4.7 and except as otherwise provided in this Agreement, the Members shall continue to share distributions and allocations during the period of liquidation in the same manner as before dissolution. The Management Company shall have complete discretion to determine the time, manner and terms of any sale of the Operating Company property pursuant to such liquidation.

ARTICLE 3
AFFIRMATION OF TERMS

        3.1    Effectiveness.    This Second Amendment shall be valid and effective on and from February 28, 2008. All of the other terms and conditions of the Agreement, unless otherwise expressly amended herein, shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their duly authorized representatives as of the date first written in this Second Amendment.

EARTHLINK, INC.

Name: Title:
SK TELECOM USA HOLDINGS, INC.

Name: Title:
HELIO, INC.

Name: Title:
HELIO LLC
By: Helio, Inc. Its: Manager

Name: Title:

QuickLinks

  Exhibit 10.30
RECITALS